FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                            13-3891329
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           World Financial Center,
             New York, New York                           10281
  (Address of principal executive offices)              (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be registered

          Public STEERS(R) Trust                 New York Stock Exchange
       Certificates, Series 1998 HLT-1
             (the "Certificates")

   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates:
                                    333-29015

Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "Federal Income Tax Consequences" in the registrant's prospectus supplement dated September 24, 1998 (the "Prospectus Supplement") as amended and supplemented by the prospectus supplement dated October 9, 1998 (the "Supplement to the Prospectus Supplement", and, together with the Prospectus Supplement, the "Prospectus Supplement"), and "Description of the Trust Certificates" in the registrant's prospectus dated September 18, 1997 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant will file the Prospectus and Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on October 16, 1998 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2. Exhibits

        1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015) (the "Registration Statement") and is incorporated herein by reference.

        2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

        3. Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

        4. Form of Series 1998 HLT-1 Supplement (the "Series Supplement") to the Standard Terms.

        5. Form of the Certificates.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MERRILL LYNCH DEPOSITOR, INC.


Date:     October 1, 1998                By:  /s/ Barry N. Finkelstein
                                            --------------------------
                                            Name:   Barry N. Finkelstein
                                            Title:  Secretary and Treasurer


(R) "STEERS" is a registered service mark of Merrill Lynch & Co., Inc.

                                                                       EXHIBIT 4





                     PUBLIC STEERS(R) SERIES 1998 ____ TRUST






                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                     as Trustee and Securities Intermediary











                          Dated as of ___________, 1998

               SERIES 1998 ____ SUPPLEMENT, dated as of ___________ (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.


                              W I T N E S S E T H:

               WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

               WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

               WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust; and

               WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

               WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

               Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

               Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

               "Allocation Ratio": The ratio of the Class A Allocation to the Class B Allocation. Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be allocated between Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their respective economic interests in such Class.

          "Available Funds": To the extent applicable, for any Distribution Date, the sum of (i) all amounts actually received on or accruing with respect to the Underlying Securities (including Liquidation Proceeds and investment income earned on Account funds invested pursuant to Section 3.05 of the Standard Terms) during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments for such Distribution Date and (iii) all other amounts, if any, less any amount held for the benefit of the Retained Interest.

               "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

               "Class A Allocation": The present value (discounted at the rate of ____% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid when due and are not redeemed prior to their stated maturity).

               "Class A Certificates": The Certificates issued in the stated amount of $___________, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, interest payments of ___%, on the stated amount of the Class A Trust Certificates and a distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date.

               "Class B Allocation": The sum of the present values (discounted at the rate of ____% per annum) of the unpaid payments due or to become due in respect of the Class B Payments of the Underlying Securities.

               "Class B Certificates": The Certificates are entitled, on each Distribution Date, commencing on ___________ and ending on the Final Scheduled Distribution Date, to interest



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                                        3

payments of ____% on the stated amount of the Class A Trust Certificates (the "Class B Payments").

               "Closing Date": ___________.

               "Collection Period": (i) With respect to each ___________ Distribution Date, the period beginning on the ___________ Distribution Date of that year and ending on the day before such ___________ Distribution Date, inclusive and (ii) with respect to each ___________ Distribution Date, the period beginning on the ___________ Distribution Date of the previous year and ending on the day before such ___________ Distribution Date, inclusive, except for the April 15, 1999 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on the day before such ___________ Distribution Date, inclusive; provided, however, that clauses
(i) and (ii) shall be subject to Section 9(c) hereof.

               "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

               "Cut-off Date": ___________.

               "Depository": The Depository Trust Company, its nominees and their respective successors.

               "Distribution Date": ___________ and ___________ of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on ___________ and ending on the Final Scheduled Distribution Date.

               "Distribution Election": Upon notice of the events set forth in
Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (i) of such Section.

               "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided further that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

               "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace



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                                        4

period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and
(iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

               "Final Scheduled Distribution Date": ___________.

               "Fixed Pass-Through Rate": ____% per annum.

               "Optional Exchange Date":  Any Distribution Date.

               "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semiannual installments of $1,000).

               "Pass-Through Rate":  The Fixed Pass-Through Rate.

               "Prepaid Ordinary Expenses":  Zero (0).

               "Prospectus Supplement": The Prospectus Supplement, dated ___________, relating to the Certificates.

               "Rating Agency":  Moody's and S&P.

               "Record Date": The close of business on each April 1 and October 1, as the case may be, immediately preceding each Distribution Date.

               "Series":  Public STEERS(R) Trust Certificates, Series 1998 ____.

               "Underlying Securities": The $___________ million principal amount of ____% Debentures Due ___________ issued by the Underlying Securities Issuer, as described in Schedule I hereto.

               "Underlying Securities Issuer": ___________, a __________ corporation.

               (b)   The terms listed below are not applicable to this Series.

               "Accounting Date"

               "Administration Account"

               "Administrative Agent"

               "Administration Agreement"

               "Administrative Agent Termination Event"

               "Advance"

               "Calculation Agent"

               "Credit Support"

               "Credit Support Instrument"

               "Credit Support Provider"

               "Eligible Expense"

               "Exchange Rate Agent"

               "Floating Pass-Through Rate"

               "Letter of Credit"

               "Limited Guarantor"

               "Limited Guaranty"

               "Related Assets"

               "Reserve Account"

               "Requisite Reserve Amount"

               "Retained Interest"

               "Surety Bond"

               "Swap Agreement"

               "Swap Counterparty"

               "Swap Distribution Amount"

               "Swap Guarantee"

               "Swap Guarantor"

               "Swap Receipt Amount"

               "Swap Termination Payment"

               Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "Public STEERS(R) Series 1998 ____ Trust". The Class A Certificates and Class B Certificates evidencing certain undivided ownership interests therein shall be known as the "Public STEERS(R) Trust Certificates, Series 1998 ____, Class A Trust Certificates" and the "Public STEERS(R) Trust Certificates, Series 1998 ____, Class B Trust Certificates", respectively.

               (b) The Class A Certificates and Class B Certificates shall be held through the Depository in book-entry form and shall be in the form attached hereto as Exhibits B and C, respectively. The Certificates shall be issued in authorized denominations of $1,000 (the "Authorized Denomination") and integral multiples thereof. One Class A Certificate and one Class B Certificate may be issued in an amount other than an integral multiple of the Authorized Denomination. Except as provided in the Standard Terms and Section 15(a) hereof, the Trust shall not issue additional Certificates or incur any indebtedness.

               (c) The Class A Certificates will be entitled to receive (i) on each Distribution Date, commencing on ___________ and ending on the Final Scheduled Distribution Date interest payments at a rate of ____% on the stated amount of the Class A Trust Certificates and (ii) on the Final Scheduled Distribution Date, a distribution of the principal amount of the Underlying Securities.

               (d) On each Distribution Date, the Class B Certificates will be entitled to receive an interest payment of ___% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments").

               (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the principal amount of the Class A Certificates and the [initial purchase price] of the Class B Certificates, unless otherwise indicated.

               Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

        (i)  the Underlying Securities set forth on Schedule I hereto; and

        (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

               Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

               (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
        Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

               (ii) second, pro rata to the holders of the Class A Certificates and Class B Certificates, interest accrued during the related Collection Period at the rate of ____% per annum on the stated amount of the Class A Certificates and ____% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments") to holders of the Class B Certificates on such Distribution Date, commencing on ___________ and ending on the Final Scheduled Distribution Date;

               (iii) third, pro rata to the holders of the Class A Certificateholders and Class B Certificateholders, if available, any additional payments owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

               (iv) fourth, to the Class A Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the principal amount of the Underlying Securities held by the Trust as of such date;

               (v)  fifth, to the Trustee, the Ordinary Expenses; and

               (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

               (b) On the Optional Exchange Date, if applicable, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates Underlying Securities in accordance with Section 7 hereof.

               Section 6. Trustee's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. Notwithstanding anything to the contrary contained herein, the Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

               (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of each of Class A and Class B Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

               Section 7. Optional Exchange. (a) Merrill Lynch & Co., or any of its Affiliates, other than the Depositor, may, if it holds Class A Certificates and a corresponding amount of Class B Certificates, notify the Trustee, not less than 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to a given Distribution Date that it intends to tender such Certificates to the Trustee on such Distribution Date; provided that (i) such distribution will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) such distribution will not affect the characterization of the Trust as a "grantor trust" under the Code. Upon such tender, the Trustee will deliver to such Certificateholder Underlying Securities having a principal amount equal to the stated amount of the Class B Certificates being tendered. For the avoidance of doubt, in exchange for tendering to the Trustee Class A Certificates representing a certain proportion of the outstanding Class A Certificates and Class B Certificates representing an equivalent proportion of the outstanding Class B Certificates, Merrill Lynch & Co. shall receive from the Trustee a pro rata portion of the Underlying Securities.




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                                        9

               (b) The requirements set forth in paragraphs (a)(ii), (a)(v) and
(a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

               Section 8. Events of Default. Within 3 Business Days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, including any Beneficial Owners, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders, including any Beneficial Owners. For the purposes of this
Section 8, the Trustee will be obliged to treat a Person as a Beneficial Owner only if such Person has first delivered to the Trustee the certificates described in clauses (i) and (ii) of the definition of "Beneficial Owner" in the Standard Terms.

               Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

               (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

               (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

               (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

               (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.




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                                       10

               (f) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the Holders of Class A and Class B Certificates representing the Required Percentage--Removal.

               (g) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit D.

               (h) Notwithstanding anything in the Standard Terms to the contrary, the Reserve Account referred to in Section 3.06(a) of the Standard Terms, when and if established, shall be an asset of the Depositor and shall be held by the Trustee for the benefit of the Depositor, not for the benefit of the Certificateholders.

               Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

               If to the Depositor, to:

               Merrill Lynch Depositor, Inc.
               c/o Merrill Lynch & Co.
               World Financial Center
               New York, New York  10281
               Attention:     Frank D. Ronan
               Telephone:     (212) 449-6177
               Facsimile:     (212) 449-9054

               If to the Trustee, to:

               United States Trust Company of New York
               114 West 47th Street
               25th Floor
               New York, New York  10036
               Attention:     Corporate Trust Department
                              -- Public STEERS(R), Series 1998 ____
               Telephone:     (212) 852-1667
               Facsimile:     (212) 852-1625




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                                       11

               If to the Securities Intermediary, to:

               United States Trust Company of New York
               114 West 47th Street
               25th Floor
               New York, New York  10036
               Attention:     Corporate Trust Department
                              -- Public STEERS(R), Series 1998 ____
               Telephone:     (212) 852-1667
               Facsimile:     (212) 852-1625

               If to the Rating Agencies, to:

               Moody's Investors Service, Inc.
               99 Church Street 21W
               New York, New York  10007
               Attention:     CBO/CLO Monitoring Department
               Telephone:     (212) 553-1494
               Facsimile:     (212) 553-0355

               and to:

               Standard & Poor's
               26 Broadway
               New York, New York  10004
               Attention:     Structured Finance Surveillance Group
               Telephone:     (212) 208-1191
               Facsimile:     (212) 208-0030

               Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

               Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

               Section 13. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Class A and Class B Certificateholders, after a payment default on the Underlying Securities, (ii) the exchange of all outstanding Class A and Class B Certificates for Underlying Securities pursuant to one or more Optional Exchanges and (iii) the distribution in full of all amounts due to Class A and Class B



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                                       12

Certificateholders on the Final Scheduled Distribution Date. Upon termination of the Trust, the Trust Certificates will be fully redeemed. To the extent that the provisions of this Section 13 conflict with Section 10.01 of the Standard Terms, the former shall control.

               Section 14. Sale of Underlying Securities. (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell the Underlying Securities to pay such Extraordinary Trust Expenses.

               (b) If the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act and is not eligible to use Form S-3 for a primary common stock offering, the Trustee may sell the Underlying Securities and distributes the proceeds from such sale pro rata among the Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio.

               Section 15. Amendments. (a) Subject to the Rating Agency Condition (as defined in the Standard Terms), the Depositor may, by an amendment that does not require the consent of the Certificateholders, deposit additional Underlying Securities into the Trust and the Trust, without the consent of the Holders, may issue additional Class A Certificates in an initial Notional Amount and Class B Certificates in a principal amount at maturity corresponding to the aggregate principal amount of additional Underlying Securities so deposited.

               (b) Sections 11.01(a)(i) and (x) of the Standard Terms are hereby deleted in their entirety and replaced to read as follows:

               (i) to cure any error or ambiguity;

               (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that such additions, changes or eliminations do not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any Certificateholders.

               Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee promptly shall notify each Certificateholder of record as of such date and the Ratings Agencies of such proposed amendment, modification, waiver or solicitation. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class A Certificateholders and the votes of the Class B Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter

               (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders,

               (ii) that would alter the timing or amount of any payment on the Underlying Securities, other than any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities and only with the consent of 100% of the outstanding Class A and Class B Certificateholders,

               (iii) that would constitute a demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities Indenture and then only with the consent of Certificateholders representing 66 2/3% of the outstanding Class A and Class B Certificates and receipt by the Trustee of the Opinion of Counsel described in (i) above, or

               (iv) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities Indenture and then only with the consent of Certificateholders representing 66 2/3% of the outstanding Class A and Class B Certificates and receipt by the Trustee of the Opinion of Counsel described in (i) above.

               The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

               If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by the outstanding Class A and Class B Certificateholders as described above, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

               Section 17. Grantor Trust Status. Notwithstanding any provision in the Standard Terms to the contrary, the Trustee, the Certificateholders, or any other person may not act or refrain from acting, by vote or otherwise, in a manner that is inconsistent with the status of the Trust as a grantor trust for federal income tax purposes.


                           [INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                       Merrill Lynch Depositor, Inc.,
                                        as Depositor


                                       By: _________________________
                                           Name:   Barry N. Finkelstein
                                           Title:  Secretary


                                       United States Trust Company of New York,
                                        as Trustee


                                       By: _________________________
                                           Name:  Andres E. Serrano
                                           Title: Vice President


                                       United States Trust Company of New York,
                                        as Securities Intermediary


                                       By: _________________________
                                           Name:  Andres E. Serrano
                                           Title: Vice President

                                   SCHEDULE I

              PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 ____
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:

Underlying Securities Indenture:

Underlying Securities Issuer:

Underlying Securities
CUSIP Number:

Underlying Securities
Original Issue Date:

Underlying Securities
Principal Amount
Originally Issued:                    .

Underlying Securities
Listing:                              .

Underlying Securities
Registration:

Principal Amount of
Underlying Securities
not Granted to the Trust:

Underlying Securities
Maturity Date:

Underlying Securities
Principal Payment Date:

Underlying Securities
Interest Rate:

Underlying Securities
Interest Payment Dates:

Underlying Securities
Record Dates:

Underlying Securities
Ranking:

Underlying Securities
Collateral:

Underlying Securities
Amortization:

Underlying Securities
Interest Accrual Periods:

Underlying Securities
Authorized Denomination
and Specified Currency:

Underlying Securities
Rating as of Closing:

Underlying Securities Form:

                                                                      EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

                                                                      EXHIBIT B

                         Specimen of Class A Certificate
                              (begins on next page)

                                                                      EXHIBIT C

                         Specimen of Class B Certificate
                              (begins on next page)

                                                                      EXHIBIT D

                             Market Agent Agreement
                              (begins on next page)

                                                                      EXHIBIT 5A

                               CLASS A CERTIFICATE

No.  A-1                        $___________               CUSIP NO. ___________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                   THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                   THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE DEPOSITED ASSETS (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

                     PUBLIC STEERS(R) SERIES 1998 ____ TRUST

                      PUBLIC STEERS(R) TRUST CERTIFICATES,

                                SERIES 1998 ____

                           $___________ STATED AMOUNT
                              CLASS A CERTIFICATES

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of ___________ aggregate principal amount of ___% Debentures due ____________ (the "Underlying Securities") of ___________, a ________ corporation (the "Underlying Securities Issuer"), and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

                   THIS CERTIFIES THAT CEDE & CO. is the registered owner of $__________ nonassessable, fully-paid, fractional undivided interest in the Public STEERS(R) Series 1998 ____ Trust formed by the Depositor. Under the Trust Agreement, the Class A Certificates are entitled to receive on each Distribution Date until __________, the payment of interest at a rate of ____% per annum on the stated amount of the Class A Certificates.

                   The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms"), between the Depositor and United States Trust Company of New York, a New York corporation, in its capacity as trustee (in such capacity, the "Trustee"), and in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"), as supplemented by the Public STEERS(R) Series 1998 ____ Series Supplement, dated as of __________, 199_, between the Depositor and the Trustee and Securities Intermediary (the "Series Supplement" and, together with the Standard Terms and the Supplement, the "Trust Agreement"). This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                   This Certificate is one of the duly authorized Certificates designated as the "Public STEERS(R) Trust Certificates, Series 1998 ____, Class A Trust Certificates" (herein called the "Class A Certificates"). The Trust is also issuing certificates designated as "Public STEERS(R) Trust Certificates, Series 1998 ____, Class B Trust Certificates" (herein called the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying

Securities accrued on or after the Cut-off Date, and the other Deposited Assets, all as more fully specified in the Trust Agreement.

                   Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Class A Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

                   Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                   Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                   Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

                   Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                   THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                   IN WITNESS WHEREOF, the Trustee has caused this Class A Certificate to be duly executed as of the date set forth below.

                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK, not in its individual
                                            capacity but solely as Trustee


                                            By:  _________________________
                                                   Authorized Signatory





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                   This is one of the Class A Certificates described in the Trust Agreement referred to herein.

                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK, not in its individual
                                            capacity but solely as Trustee


Dated:    ___________                       By:  _________________________
                                                   Authorized Signatory

                            (REVERSE OF CERTIFICATE)

            The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for distributions hereunder.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples thereof.

            As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

            No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee of the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

            It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

            The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

            The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Class A Certificates and Class B Certificates and (ii) ___________.

            If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                               ______________________________*
                                               Signature Guaranteed:


                                               ______________________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                               REQUEST TO EXCHANGE


          If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms and Section 7 of the Amended and Restated Supplement, check the Box: _

          If you wish to have less than all of this Certificate exchanged, state the amount:
$____________________.

Date: _______________

Your Signature: __________________________________
    (Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:  ______________________________

                                                                      EXHIBIT 5B

                               CLASS B CERTIFICATE


No.  B-1                                                  CUSIP NO. ___________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                   THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                   THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE DEPOSITED ASSETS (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

                     PUBLIC STEERS(R) SERIES 1998 ____ TRUST

                      PUBLIC STEERS(R) TRUST CERTIFICATES,
                                SERIES 1998 ____

                              CLASS B CERTIFICATES

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $___________ aggregate principal amount of __% Debentures due ___________ (the "Underlying Securities") of ___________, a _________ corporation (the "Underlying Securities Issuer"), and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

                   THIS CERTIFIES THAT CEDE & CO. is the registered owner of $___________ nonassessable, fully-paid, fractional undivided interest in the Public STEERS(R) Series 1998 ____ Trust formed by the Depositor. Under the Trust Agreement, the Class B Certificates are entitled on each Distribution Date until ___________, to receive a distribution equal to ____% per annum multiplied by the principal amount of the Underlying Securities (the Class B Payments").

                   The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms"), between the Depositor and United States Trust Company of New York, a New York corporation, in its capacity as trustee (in such capacity, the "Trustee"), and in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"), as supplemented by the Public STEERS(R) Series 1998 ____ Series Supplement, dated as of ___________, 199_ between the Depositor and the Trustee and Securities Intermediary (the "Series Supplement" and, together with the Standard Terms and the Supplement, the "Trust Agreement"). This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                   This Certificate is one of the duly authorized Certificates designated as the "Public STEERS(R) Trust Certificates, Series 1998 ____, Class B Trust Certificates" (herein called the "Class B Certificates"). The Trust is also issuing certificates designated as "Public STEERS(R) Trust Certificates, Series 1998 ____, Class A Trust Certificates" (herein called the "Class A Certificates" and, together with the Class B Certificates, the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, all as more fully specified in the Trust Agreement.

                   Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Class B Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

                   Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                   Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                   The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

                   THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                   IN WITNESS WHEREOF, the Depositor has caused this Class B Certificate to be duly executed as of the date set forth below.

                                     UNITED STATES TRUST COMPANY
                                     OF NEW YORK, not in its individual
                                     capacity but solely as Trustee


                                     By:  _________________________
                                            Authorized Signatory

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                   This is one of the Class B Certificates described in the Trust Agreement referred to herein.

                                     UNITED STATES TRUST COMPANY
                                     OF NEW YORK, not in its individual
                                     capacity but solely as Trustee


Dated:    ___________                By:  _________________________
                                             Authorized Signatory

                            (REVERSE OF CERTIFICATE)

               The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for distributions hereunder.

               The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples thereof.

               As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

               No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee of the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the

Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

               It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

               The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

               The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Class A Certificates and Class B Certificates and (ii) ___________.

               If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


__________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                                               ______________________________*
                                               Signature Guaranteed:


                                               ______________________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                               REQUEST TO EXCHANGE


          If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms and Section 7 of the Amended and Restate Supplement, check the Box: _

          If you wish to have less than all of this Certificate exchanged, state the amount:
$____________________.

Date: _______________

Your Signature: __________________________________
    (Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:  ______________________________